                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the registrant [X]

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                                            Rule 14a-6(e)(2))

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[ ]  Soliciting material pursuant to 14a-11(c) or Rule 14a-12


                         Northfield Laboratories Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                          NORTHFIELD LABORATORIES INC.
                        1560 Sherman Avenue, Suite 1000
                         Evanston, Illinois 60201-4800
                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   to be held
                              on October 14, 1997
                          ----------------------------

TO THE STOCKHOLDERS OF NORTHFIELD LABORATORIES INC:

     The Annual Meeting of the stockholders of Northfield Laboratories Inc. (the "Company") will be held on Tuesday, October 14, 1997, at 2:00. P.M., local time, at the Third Floor, 1560 Sherman Avenue, Evanston, Illinois 60201-4800, for the following purposes:

     1. To elect five directors to hold office until the next Annual Meeting of the stockholders of the Company;

     2. To approve the appointment of KPMG Peat Marwick LLP as independent auditors of the Company to serve for the Company's 1998 fiscal year; and

     3. To transact such other business as may properly come before the Annual Meeting.

     The Board of Directors has fixed the close of business on August 25, 1997 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

     Stockholders are requested to complete and sign the enclosed Proxy, which is solicited by the Board of Directors, and promptly return it in the accompanying envelope.

                                          By Order of the Board of Directors

                                          JACK J. KOGUT
                                          Secretary

Evanston, Illinois
September 12, 1997

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE EVEN IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING. RETURNING THE PROXY WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON OR TO ATTEND THE ANNUAL MEETING, BUT WILL ENSURE YOUR REPRESENTATION IF YOU CANNOT ATTEND. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

                          NORTHFIELD LABORATORIES INC.
               -------------------------------------------------

                                PROXY STATEMENT
               -------------------------------------------------

     This Proxy Statement is being furnished to holders of the Common Stock, par value $.01 per share (the "Common Stock"), of Northfield Laboratories Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by its Board of Directors for use at the Annual Meeting of the Company's stockholders (the "Annual Meeting") to be held on Tuesday, October 14, 1997, commencing at 2:00 P.M., local time, at the Third Floor, 1560 Sherman Avenue, Evanston, Illinois 60201-4800, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders.

     This Proxy Statement and the accompanying form of proxy are first being mailed to holders of Common Stock on or about September 12, 1997.

     The Company's principal executive offices are located at 1560 Sherman Avenue, Suite 1000, Evanston, Illinois 60201-4800. The Company's telephone number is (847) 864-3500.

VOTING AND RECORD DATE

     Only holders of record of Common Stock as of the close of business on August 25, 1997, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. As of August 25, 1997, there were 14,092,375 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting.

     Each holder of record of shares who is entitled to vote may cast one vote per share held on all matters properly submitted for the vote of the stockholders at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

REQUIRED VOTE

     The affirmative vote of a majority of the votes duly cast is required to approve all matters to be acted upon at the Annual Meeting. Under the General Corporation Law of the State of Delaware, the State in which the Company is incorporated, an abstaining vote is not deemed to be a "vote cast." As a result, abstentions are not included in the tabulation of the voting results and, therefore, do not have the effect of votes in opposition in such tabulations. Shares as to which a stockholder abstains will be included for purposes of determining whether a quorum of shares is present at the Annual Meeting.

PROXIES

     All shares entitled to vote and represented by properly executed proxies received, and not revoked, prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors.

     If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named in the enclosed form of proxy will have discretion to vote on those matters in accordance with their best judgment to the same extent as the person signing the proxy would be entitled to vote. It is not currently anticipated that any other matters will be raised at the Annual Meeting.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked (i) by filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy, in either case later dated than the prior proxy relating to the same shares, or (ii) by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not itself revoke a proxy. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Northfield Laboratories Inc., 1560 Sherman Avenue, Suite 1000, Evanston, Illinois 60201-4800, Attention: Secretary, or hand delivered to the Secretary, at or before the taking of the vote at the Annual Meeting.

ANNUAL REPORT

     A copy of the Company's Annual Report on Form 10-K for the Company's 1997 fiscal year, including financial statements, has been sent simultaneously with this Proxy Statement or has been previously provided to all stockholders entitled to vote at the Annual Meeting.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR the election of the nominees for election as directors and FOR approval of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the Company's 1998 fiscal year.

                         ITEM 1. ELECTION OF DIRECTORS

     Directors elected at the Annual Meeting will hold office until the next Annual Meeting or until their earlier resignation or removal. In the event any of the nominees should become unavailable for election, the Board of Directors may designate substitute nominees, in which event shares represented by all proxies returned will be voted for such substitute nominees unless an indication to the contrary is included on such proxies.

                              DIRECTOR
                               OF THE
                              COMPANY                                        PRINCIPAL OCCUPATION AND
            NAME               SINCE               OFFICE                       BUSINESS EXPERIENCE
            ----              --------             ------                    ------------------------
Richard E. DeWoskin.........    1985      Chairman of the Board of     Mr. DeWoskin, age 49, is a founding
                                          Directors                    member of the Company's scientific
                                          and Chief Executive          team and has served as Chairman of
                                          Officer                      the Board of Directors and Chief
                                                                       Executive Officer of the Company
                                                                       since its inception in 1985. Prior to
                                                                       1985, Mr. DeWoskin served as the
                                                                       Assistant Director of Surgical
                                                                       Research and as a business advisor to
                                                                       the Department of Surgery at Michael
                                                                       Reese Hospital and Medical Center
                                                                       ("Michael Reese") in Chicago,
                                                                       Illinois. In 1979, Mr. DeWoskin
                                                                       founded and operated Medalease, Inc.,
                                                                       a medical billing business based at
                                                                       Michael Reese. From 1973 to 1977, Mr.
                                                                       DeWoskin served as the Assistant
                                                                       Administrator of Surgical Research at
                                                                       the Hektoen Institute of Cook County
                                                                       Hospital in Chicago, Illinois. Mr.
                                                                       DeWoskin received his B.S. degree
                                                                       from Roosevelt University in 1971.
Steven A. Gould, M.D. ......    1993      President and Director       Dr. Gould, age 50, is a founding
                                                                       member of the Company's scientific
                                                                       team and has served as President and
                                                                       a director of the Company since July
                                                                       1993. Prior to that time, Dr. Gould
                                                                       served as a Consultant and Principal
                                                                       Investigator for the Company's
                                                                       clinical trials. From 1989 to 1993,
                                                                       Dr. Gould served as Chief of the
                                                                       Department of Surgery of Michael
                                                                       Reese. Since 1990, Dr. Gould has also
                                                                       served as Professor of Surgery
                                                                       (nonsalaried) at the University of
                                                                       Illinois College of Medicine. From
                                                                       1979 through 1989, Dr. Gould was
                                                                       Assistant Professor and then
                                                                       Associate Professor in the Department
                                                                       of Surgery at The University of
                                                                       Chicago School of Medicine. Dr. Gould
                                                                       has been involved in development of
                                                                       national transfusion policy through
                                                                       his participation in the activities
                                                                       of the National Heart Lung Blood
                                                                       Institute, the National Blood
                                                                       Resource Education Panel, the
                                                                       Department of Defense, the American
                                                                       Association of Blood Banks, the

                              DIRECTOR
                               OF THE
                              COMPANY                                        PRINCIPAL OCCUPATION AND
            NAME               SINCE               OFFICE                       BUSINESS EXPERIENCE
            ----              --------             ------                    ------------------------
                                                                       American College of Surgeons and The
                                                                       American Red Cross. Dr. Gould
                                                                       received his M.D. degree from the
                                                                       Boston University School of Medicine
                                                                       in 1973.
Gerald S. Moss, M.D.........    1989      Director                     Dr. Moss, age 62, is a founding
                                                                       member of the Company's scientific
                                                                       team and has served as a director of
                                                                       the Company since 1989. Since 1989,
                                                                       Dr. Moss has been the Dean of the
                                                                       University of Illinois College of
                                                                       Medicine. From 1977 until 1989, Dr.
                                                                       Moss was a Professor in the
                                                                       Department of Surgery of The
                                                                       University of Chicago School of
                                                                       Medicine and Chairman of the
                                                                       Department of Surgery of Michael
                                                                       Reese. Dr. Moss has been involved in
                                                                       development of national transfusion
                                                                       policy through his participation in
                                                                       the activities of the National Heart
                                                                       Lung Blood Institute, the National
                                                                       Blood Resource Education Panel, the
                                                                       Department of Defense, the American
                                                                       Association of Blood Banks, the
                                                                       American Blood Commission, the
                                                                       American College of Surgeons and The
                                                                       American Red Cross. Dr. Moss received
                                                                       his M.D. degree from the Ohio State
                                                                       University College of Medicine in
                                                                       1960.
Bruce S. Chelberg...........    1989      Director                     Mr. Chelberg, age 63, has served as a
                                                                       director of the Company since 1989.
                                                                       Mr. Chelberg has served since May
                                                                       1992 as the Chairman and Chief
                                                                       Executive Officer of Whitman
                                                                       Corporation, a principal stockholder
                                                                       of the Company. From 1982 to 1992,
                                                                       Mr. Chelberg served as the Executive
                                                                       Vice President -- Corporate Planning
                                                                       and Development and International
                                                                       Operations of Whitman Corporation.
                                                                       Mr. Chelberg is also a director of
                                                                       Whitman Corporation, First Midwest
                                                                       Bancorp, Inc. and Snap On Tools Corp.
                                                                       and is a member of the Board of
                                                                       Higher Education for the State of
                                                                       Illinois. Mr. Chelberg received his
                                                                       LLB degree from the University of
                                                                       Illinois College of Law in 1958.

                              DIRECTOR
                               OF THE
                              COMPANY                                        PRINCIPAL OCCUPATION AND
            NAME               SINCE               OFFICE                       BUSINESS EXPERIENCE
            ----              --------             ------                    ------------------------
Jack Olshansky..............    1989      Director                     Mr. Olshansky, age 68, has served as
                                                                       a director of the Company since 1989.
                                                                       Mr. Olshansky has since 1984 been a
                                                                       founding general partner of
                                                                       Montgomery Medical Ventures, L.P.
                                                                       From 1980 to 1983, Mr. Olshansky
                                                                       served as vice president of the
                                                                       Medical Division of Cutter
                                                                       Laboratories. Mr. Olshansky is also a
                                                                       director of AbTox, Inc.,
                                                                       PharmaSciences, Inc., The Trylon
                                                                       Corporation and Prism Medical, Inc.
                                                                       Mr. Olshansky received his B.A.
                                                                       degree from Brooklyn College in 1950.

COMMITTEES OF THE BOARD OF DIRECTORS; MEETING ATTENDANCE.

     The Company currently has two standing committees. The Compensation Committee, which met once during the Company's 1997 fiscal year, is composed of Messrs. DeWoskin (Chairman), Chelberg and Olshansky. The Compensation Committee has the authority, as delegated by the Board of Directors, to administer the Company's executive compensation plans and to determine the salaries and incentive compensation, including the grant of stock options, to be received by the executive officers and employees of the Company.

     The Audit Committee, which met once during the Company's 1997 fiscal year, is composed of Messrs. Chelberg (Chairman), Olshansky and Dr. Gould. The functions of the Audit Committee include the review of the planning and results of the Company's annual audit, the adequacy of the Company's internal accounting controls, and the auditing and accounting principles and practices to be used in the preparation of the Company's financial statements.

     During fiscal 1997, the Board of Directors met four times, and no incumbent director attended fewer than 75 percent of the total number of meetings of the Board of Directors and the committees of which he was a member.

COMPENSATION OF DIRECTORS

     During the last completed fiscal year, the Company instituted a practice of compensating outside directors for their participation at Board of Directors meetings and at committee meetings of the Board of Directors at a rate of $1,000 per meeting. Directors are also reimbursed for their expenses for attending meetings of the Board of Directors and such committees. Mr. Chelberg has declined such compensation and reimbursement of expenses.

     During the last completed fiscal year, Mr. Olshansky also received a 15,000 share common stock option which was issued at fair market value on the date of grant and which vested 1/3 on grant date and will vest 1/3 on each of the next two annual meeting dates if Mr. Olshansky is re-elected to the Board of Directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

     Mr. Olshansky consented, without admitting or denying any wrongdoing, to the entry of an administrative cease and desist order issued by the Securities and Exchange Commission on June 24, 1996 in connection with allegations that he did not timely file certain reports required as a result of his indirect beneficial ownership in Montgomery Medical Ventures I, L.P. and Montgomery Medical Ventures II, L.P., California limited partnerships ("MMV" and "MMVII"), under Sections 13 and 16 of the Securities Exchange Act of 1934. Mr. Olshansky is a general partner of Montgomery Medical Partners I, L.P. and Montgomery Medical Partners II, L.P., California limited partnerships, and the general partner of MMV and MMVII. Mr. Olshansky has informed the Company that the alleged untimely filings were inadvertent, and resulted neither in any economic harm to any person nor any economic gain either to Mr. Olshansky, MMV or MMVII.

                                   MANAGEMENT

EXECUTIVE OFFICERS

     The Board of Directors will elect the executive officers of the Company at its first meeting following the Annual Meeting. The executive officers of the Company are as follows:

                   NAME                                               POSITION
                   ----                                               --------
                                              Chairman of the Board of Directors and Chief Executive
Richard E. DeWoskin.......................    Officer
Steven A. Gould, M.D......................    President
Jack J. Kogut.............................    Vice President -- Finance, Secretary and Treasurer
John D. Grove.............................    Vice President -- Operations
John A. Dybas, Jr.........................    Vice President -- Regulatory Affairs
Marc D. Doubleday.........................    Vice President -- Process Engineering

-------------------------
     A biographical summary of the business experience of Mr. DeWoskin and Dr. Gould is included under "Election of Directors."

     Mr. Kogut, age 50, has served as Vice President -- Finance of the Company since 1986. Mr. Kogut has also served as the Secretary and Treasurer of the Company since January 1994. From 1982 to 1986, he was the Group Controller-Health Products for Sybron Corporation and also served as President of Sybron Asia. Mr. Kogut received his M.B.A. degree from Loyola University of Chicago in 1972.

     Mr. Grove, age 48, joined Northfield in July 1993 as Vice President -- Operations. From 1981 until joining Northfield, Mr. Grove served in various managerial positions with the Nutrasweet Company. Most recently, Mr. Grove was the Director of EQUAL Operations for Nutrasweet. Mr. Grove received his B.S. degree from Purdue University in 1972.

     Mr. Dybas, age 59, has served as Vice President -- Regulatory Affairs of the Company since January 1996. From 1989 to 1996, he served as the Company's Director of Regulatory Affairs. Prior to 1989, Mr. Dybas was a self-employed consultant and spent two years as Director of Regulatory Affairs for the Pharmaceutical Products Division of Abbott Laboratories, Inc. Mr. Dybas received his M.S. degree from Syracuse University in 1963.

     Mr. Doubleday, age 38, has served as the Vice President -- Process Engineering of the Company since December 1994. Prior to that time, he served as Plant Manager and as Senior Process Engineer for the Company. Before joining the Company in 1988, Mr. Doubleday was employed in various capacities with Davy McKee, Millipore Corporation and Abbott Laboratories, Inc. Mr. Doubleday received his M.M. degree from Northwestern University in 1991.

EXECUTIVE COMPENSATION

     The following table summarizes all compensation paid for the Company's last three completed fiscal years to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers.

                         SUMMARY OF COMPENSATION TABLE

                                                                           LONG-TERM
                                                ANNUAL COMPENSATION       COMPENSATION
                                             --------------------------   ------------
                                                                             AWARDS
                                                                          ------------
                                                             OTHER         SECURITIES
                                                            ANNUAL         UNDERLYING       ALL OTHER
   NAME AND PRINCIPAL POSITION     YEAR(1)    SALARY    COMPENSATION(2)    OPTIONS(#)    COMPENSATION(3)
   ---------------------------     -------    ------    ---------------    ----------    ---------------
Richard E. DeWoskin..............   1997     $232,278       $20,204          55,000          $1,413
Chief Executive Officer             1996      216,821        17,721                           6,357
                                    1995      206,858        17,619                           9,138
Steven A. Gould, M.D.............   1997      246,418        17,681          45,000               0
President                           1996      230,020        12,158                               0
                                    1995      219,450        19,510                               0
Jack J. Kogut....................   1997      194,612        18,691          35,000           1,156
Vice President -- Finance           1996      181,661        18,102                           5,201
                                    1995      173,313        16,432                           7,477
John D. Grove....................   1997      153,984        11,456          15,000               0
Vice President -- Operations        1996      144,495        10,662                               0
                                    1995      139,050        11,181                               0
John A. Dybas, Jr................   1997      178,453        12,686          15,000               0
Vice President --                   1996      138,999        11,805                               0
Regulatory Affairs(4)               1995      134,832        11,739                               0

-------------------------
(1) The Company's fiscal year begins on June 1 and ends on May 31. The Company's 1997 fiscal year ended May 31, 1997.

(2) The indicated amounts represent life insurance premiums paid by the Company and contributions made by the Company to the indicated executive officer's 401(k) plan account.

(3) The indicated amounts represent the amortization of below market stock option grants.

(4) Mr. Dybas was elected Vice President -- Regulatory Affairs of the Company in January 1996. The indicated amounts for fiscal 1996 and prior periods include compensation received by Mr. Dybas in his prior capacity as the Company's Director of Regulatory Affairs.

     The following table sets forth all options granted to the Company's Chief Executive Officer and other named executive officers during the Company's last completed fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                                                                               ANNUAL RATES OF
                                                     PERCENT OF                                  STOCK PRICE
                                                    TOTAL OPTIONS                             APPRECIATION FOR
                                  NUMBER OF          GRANTED TO     EXERCISE                   OPTION TERM(1)
                            SECURITIES UNDERLYING   EMPLOYEES IN     PRICE     EXPIRATION   ---------------------
           NAME                OPTIONS GRANTED       FISCAL YEAR     ($/SH)       DATE         5%          10%
           ----             ---------------------   -------------   --------   ----------      --          ---
Richard E. DeWoskin.......         55,000               30.6%        $10.81     01/23/07      373,909     947,560
Steven A. Gould, M.D......         45,000               25.0%         10.81     01/23/07      305,926     775,276
Jack J. Kogut.............         35,000               19.4%         10.81     01/23/07      237,942     602,992
John D. Grove.............         15,000                8.3%         10.81     01/23/07      101,975     258,425
John A. Dybas, Jr.........         15,000                8.3%         10.81     01/23/07      101,975     258,425

-------------------------
(1) The potential realizable value amounts shown illustrate the values that might be realized upon exercise immediately prior to the expiration of their term using five percent and ten percent appreciation rates as required to be used in this table by the Securities and Exchange Commission, compounded annually, and are not intended to forecast possible future appreciation, if any, of the Company's stock price. Additionally, these values do not take into consideration the provisions of the options providing for nontransferability or termination of the options following termination of employment.

     The following table sets forth information regarding stock option exercises by the Company's Chief Executive Officer and the Company's other named executive officers and the aggregate value as of May 31, 1997 of unexercised stock options held by such individuals.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES
                                                                     UNDERLYING               VALUE OF UNEXERCISED
                                                                UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS
                                    SHARES        VALUE          AT FISCAL YEAR-END          AT FISCAL YEAR-END(1)
                                 ACQUIRED ON     REALIZED    --------------------------    --------------------------
             NAME                EXERCISE (#)      ($)       EXERCISABLE/ UNEXERCISABLE    EXERCISABLE/ UNEXERCISABLE
             ----                ------------    --------    ------------ -------------    ------------ -------------
Richard E. DeWoskin...........      51,790       $430,281            0       66,000                0       $30,085
Steven A. Gould, M.D..........      43,820        366,993       37,500       57,500                0             0
Jack J. Kogut.................      64,805        559,966       20,000       51,500           60,400        50,828
John D. Grove.................          --             --       21,750       24,250           10,485        10,485
John A. Dybas, Jr.............      10,000         37,350        3,000       18,000           10,485        10,485

-------------------------
(1) These figures are based on a fair market value for the Company's Common Stock at May 31, 1997 of $9.875 per share, the closing price of the Common Stock as reported by the Nasdaq National Market as of such date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors consists of Messrs. DeWoskin (Chairman), Chelberg and Olshansky. Mr. DeWoskin is the Chief Executive Officer of the Company. Mr. DeWoskin did not serve as a director of any other entity during the Company's last completed fiscal year. Mr. Chelberg is the Chairman and Chief Executive Officer of Whitman Corporation. Mr. Olshansky is a founding general partner of Montgomery Medical Ventures, L.P.

EMPLOYMENT AGREEMENTS

     The Company has employment agreements with Richard E. DeWoskin, the Company's Chief Executive Officer, Steven A. Gould, M.D., the Company's President, and Jack J. Kogut, the Vice President -- Finance, Secretary and Treasurer of the Company. The Company's employment agreements provide for terms expiring in 1998. The annual salaries payable under the Company's employment agreements with Mr. DeWoskin, Dr. Gould and Mr. Kogut are $240,210, $254,832 and $201,257, respectively. The Company's employment agreements provide that the salaries of the respective executive officers may be reviewed annually by the Company's Board of Directors and may be increased but not decreased from the foregoing amounts. The employment agreements also provide for certain payments following a termination of employment occurring after a change in control of the Company.

EMPLOYEE STOCK OPTION PLAN

     The Company's Restated Nonqualified Stock Option Plan (the "Employee Stock Option Plan") lapsed on September 30, 1996. Following the termination of the Plan, all options which as of the Plan termination had not expired, terminated or been exercised or surrendered may be exercised in accordance with their terms. As of September 30, 1996, under the Employee Stock Option Plan, options have been granted to purchase shares of the Company's Common Stock at prices between $2.00 and $15.19 per share. These options expire between 1997 and 2004, ten years after the date of grant. No options were granted under this Plan during fiscal 1997 or 1996.

     With an effective date of October 1, 1996, the Company established the Northfield Laboratories Inc. 1996 Stock Option Plan (the "1996 Option Plan"). This Plan provides for the granting of stock options to the Company's directors, officers, key employees and consultants. Stock options to purchase a total of 500,000 shares of Common Stock are available under the 1996 Stock Option Plan. During the year ended May 31, 1997, the Company granted options to purchase shares of Common Stock at prices between $10.81 and $11.44 per share, which was equal to the fair market value of a share of Common Stock at the date of grant. These options expire in 2006 and 2007, ten years after the date of grant.

STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

     The Company's Nonqualified Stock Option Plan for Outside Directors provides for the granting of nonqualified stock options to purchase up to an aggregate of 200,000 shares of Common Stock to directors of the Company who are neither employees of nor consultants to the Company and who were not directors of the Company on June 1, 1994. To date, no options have been granted under the Stock Option Plan for Outside Directors.

EMPLOYEE BENEFIT PLANS

     The Company sponsors a defined contribution 401(k) savings plan covering each employee of the Company satisfying certain minimum length of service requirements. Matching contributions to the accounts of plan participants are made by the Company in an amount equal to 50 percent of each plan participant's before tax contribution, subject to certain maximum contribution limitations, and are made at the discretion of the Company. Expense incurred by the Company under this plan for the years ended May 31, 1997, 1996 and 1995 amounted to $99,781, $87,602 and $100,362, respectively.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors, executive officers and persons who beneficially own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of beneficial ownership of the Common Stock and reports of changes in such ownership.

     To the Company's knowledge, based solely upon a review of copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended May 31, 1997, its officers, directors and greater than 10% beneficial owners complied during such fiscal year with all applicable Section 16(a) filing requirements.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report of the Compensation Committee of the Board of Directors discusses the Company's executive compensation policies and the bases for the compensation paid to the Company's Chief Executive Officer during the Company's last completed fiscal year.

COMPENSATION POLICY

     The Company's policy with respect to executive compensation has been designed to compensate executive officers fairly and adequately in relation to their responsibilities, capabilities and contributions to the Company. The Company has also sought to align the interests of the Company's senior management with those of the Company's stockholders with respect to long-term increases in the price of the Company's stock. The Compensation Committee considers it essential to the success of the Company that the compensation paid to executive officers remain competitive with similar or competitive companies in order to attract and retain the talented senior management necessary to achieve the Company's business objectives.

COMPONENTS OF COMPENSATION

     The components of compensation paid for the Company's last completed fiscal year to the Company's executive officers consisted of base salary, gains from the exercise of stock options and certain other benefits. Stock options to purchase a total of 180,000 shares of Common Stock were granted to the Company's Chief Executive Officer and other named executive officers during the Company's most recent fiscal year.

     The Company has employment agreements which provide for specified annual salaries with Richard E. DeWoskin, the Company's Chief Executive Officer, Steven
A. Gould, M.D., the Company's President, and Jack J. Kogut, the Company's Vice President -- Finance, Secretary and Treasurer. See "Management -- Employment Agreements." The annual salaries provided in the Company's employment agreements were determined based on the salaries provided in prior employment agreements between the Company and such executive officers. The salaries specified in the current fiscal year are approximately six percent higher than those provided in the prior fiscal year. The salary levels provided in the Company's prior employment agreements were determined based principally on the compensation levels for similar or competitive companies, including companies in the pharmaceutical and biomedical industries, as well as the levels of responsibility and experience of the individual executive.

     Under the Northfield Laboratories Inc. 1996 Stock Option Plan, options to purchase shares of the Company's Common Stock, at the fair market price of such shares on the date of grant, may be made to directors, officers, key employees and consultants. The Compensation Committee determines the timing, pricing and amount of option awards to provide recipients with the opportunity to share in increases in the long-term stockholder value of the Company in amounts which are consistent with their responsibilities. Options granted under the 1996 Stock Option Plan include time vesting provisions intended to provide an incentive for the recipient to continue in the service of the Company. There are no predetermined performance milestones or award levels applicable to the pricing or amount of options granted under the 1996 Stock Option Plan.

     The other benefits provided to the Company's executive officers consist of enhanced life and disability insurance coverage. The Company's executive officers are also eligible for coverage under the Company's general medical and life insurance programs and may participate in the Company's defined contribution 401(k) savings plan on the same terms as other Company employees.

CHIEF EXECUTIVE OFFICER COMPENSATION

     During the Company's 1997 fiscal year, the Company's Chief Executive Officer, Richard E. DeWoskin, was compensated pursuant to an employment agreement dated as of January 1, 1996. See "Management -- Employment Agreements." Mr. DeWoskin received $232,278 in base salary for fiscal 1997. The terms of Mr. DeWoskin's employment agreement were determined based principally on compensation levels applicable to the chief executive officers of similar or competitive companies and secondarily on Mr. DeWoskin's prior contributions to the Company and his high level of experience and involvement with the development and clinical testing of the Company's blood substitute product.

     During the Company's 1997 fiscal year, Mr. DeWoskin was also granted options to purchase 55,000 shares of Common Stock pursuant to the Company's 1996 Stock Option Plan. Mr. DeWoskin had not received stock option grants since the Company's 1990 fiscal year. The terms of the stock options granted to Mr. DeWoskin were determined based on his contributions to the recent advances in the development and clinical testing of the Company's blood substitute product.

                                          Members of the Compensation Committee

                                          Richard E. DeWoskin, Chairman
                                          Bruce S. Chelberg
                                          Jack Olshansky

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Company's Common Stock from May 26, 1994, the date of which the Company's Common Stock began trading on The Nasdaq Stock Market, Inc., through May 31, 1997, with the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Market Index") and the Nasdaq Pharmaceutical Index (the "Pharmaceutical Index"). The total stockholder return assumes that $100 was invested in the Company's Common Stock, the Market Index and the Pharmaceutical Index on May 26, 1994 and also assumes the reinvestment of any dividends. The Company's index is calculated using the closing price for the Company's Common Stock on May 31, 1997, as quoted on The Nasdaq Stock Market, Inc. Past financial performance may not be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.
--------------------------------------------------------------------------------

        MEASUREMENT PERIOD             NORTHFIELD        NASDAQ INDEX          NASDAQ
      (FISCAL YEAR COVERED)         LABORATORIES INC.                      PHARMACEUTICAL
                                                                                INDEX
MAY 26, 1994                                   100.00             100.00             100.00
MAY 31, 1994                                   109.60             100.50             100.50
MAY 31, 1995                                   211.50              119.5             110.10
MAY 31, 1996                                    259.6              173.7              202.8
MAY 30, 1997                                    151.9              195.8              184.8

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-------------------------
     The Report of the Compensation Committee on Executive Compensation and the Stock Performance Graph are not deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended, or incorporated by reference in any document so filed.

                        SECURITY OWNERSHIP OF PRINCIPAL
                          STOCKHOLDERS AND MANAGEMENT

     The following table sets forth information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of May 31, 1997, for (i) each person who is known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each of the Company's directors, (iii) each of the Company's executive officers named under "Management -- Executive Compensation -- Summary Compensation Table" and (iv) all directors and executive officers as a group. Except as otherwise indicated, the address of each person named in the following table is c/o Northfield Laboratories Inc., 1560 Sherman Avenue, Suite 1000, Evanston, Illinois 60201-4800.

                                                                           PERCENTAGE
                                                               NUMBER     BENEFICIALLY
                    NAME OF STOCKHOLDER                       OF SHARES     OWNED(1)
                    -------------------                       ---------   ------------
Richard E. DeWoskin.........................................    642,715(2)     4.6%
Steven A. Gould, M.D. ......................................    584,450(3)     4.1%
Jack J. Kogut...............................................     88,560(4)        *
John D. Grove...............................................     33,000(5)        *
John A. Dybas, Jr. .........................................     17,500(6)        *
Marc D. Doubleday...........................................     15,250(7)        *
Gerald S. Moss, M.D. .......................................    589,150       4.2%
  c/o UIC College of Medicine
  1853 West Polk Avenue
  Chicago, Illinois 60612
Bruce S. Chelberg...........................................  1,502,345(8)    10.7%
  c/o Whitman Corporation
  III Crossroad of Commerce
  3501 Algonquin Road
  Rolling Meadows, Illinois 60008
Jack Olshansky..............................................     13,017(9)        *
  c/o Montgomery Medical Ventures, L.P.
  600 Montgomery Street
  San Francisco, California 94111
Whitman Corporation.........................................  1,502,345      10.7%
  III Crossroads of Commerce
  3501 Algonquin Road
  Rolling Meadows, Illinois 60008
All directors and executive officers
  as a group (nine persons).................................  3,485,987      24.5%

-------------------------
 *  Less than one percent

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to stock options and warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Does not include 66,000 shares acquirable pursuant to stock options not currently exercisable or exercisable within 60 days.

(3) Includes 50,000 shares of Common Stock which Dr. Gould is entitled to acquire pursuant to stock options currently exercisable or exercisable within 60 days. Also includes an aggregate of 6,000 shares owned by Suzanne Gould and Jeffrey Gould, the children of Dr. Gould, as to which Dr. Gould disclaims beneficial ownership. Also includes 484,630 shares held in a personal trust and 43,820 shares held in a family trust. Does not include 45,000 shares acquirable pursuant to stock options not currently exercisable or exercisable within 60 days.

(4) Includes 23,750 shares of Common Stock which Mr. Kogut is entitled to acquire pursuant to stock options currently exercisable or exercisable within 60 days. Also includes 64,805 shares held in a personal trust. Does not include 47,750 shares acquirable pursuant to stock options not currently exercisable or exercisable within 60 days.

(5) Includes 29,500 shares of Common Stock which Mr. Grove is entitled to acquire pursuant to stock options currently exercisable or exercisable within 60 days. Does not include 16,500 shares acquirable pursuant to stock options not currently exercisable or exercisable within 60 days.

(6) Includes 4,500 shares of Common Stock which Mr. Dybas is entitled to acquire pursuant to stock options currently exercisable or exercisable within 60 days. Does not include 16,500 shares acquirable pursuant to stock options not currently exercisable or exercisable within 60 days.

(7) Includes 14,500 shares of Common Stock which Mr. Doubleday is entitled to acquire pursuant to stock options currently exercisable or exercisable within 60 days. Does not include 16,500 shares acquirable pursuant to stock options not currently exercisable or exercisable within 60 days.

(8) Includes stock held by Whitman Corporation. Mr. Chelberg is the Chairman and Chief Executive Officer of Whitman Corporation. Under the rules and regulations of the Securities and Exchange Commission, Mr. Chelberg may be deemed a beneficial owner of the stock and stock options held by Whitman Corporation. Mr. Chelberg disclaims beneficial ownership of the stock and stock options held by Whitman Corporation.

(9) Includes 5,000 shares of Common Stock which Mr. Olshansky is entitled to acquire pursuant to stock options currently exercisable or exercisable within 60 days. Does not include 10,000 shares acquirable pursuant to stock option not currently exercisable or exercisable within 60 days.

             ITEM 2. APPROVAL OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending May 31, 1998, and has further directed that the selection of independent auditors be submitted for approval by the stockholders at the Annual Meeting.

     Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                            EXPENSES OF SOLICITATION

     All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

                 PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

     Stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner. In order to be so included for the Company's next annual meeting, stockholder proposals must be received by the Company no later than June 8, 1998, and must otherwise comply with the requirements of the applicable rules of the Securities and Exchange Commission. In addition, the Company's Restated Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company's proxy statement, to be brought before any annual meeting of stockholders. In general, notice must be received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of the annual meeting, except if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders of the Company, in which event notice by the stockholders to be timely must be received no later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

     All notice of proposals by stockholders, whether or not to be included in the Company's proxy materials, should be sent to Northfield Laboratories Inc., 1560 Sherman Avenue, Suite 1000, Evanston, Illinois 60201-4800, Attention:
Secretary.

                                    GENERAL

     The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented, the persons named in the proxy will have discretion to vote in accordance with their own judgment on such matters.

PROXY                                                                      PROXY

                         NORTHFIELD LABORATORIES INC.

              ANNUAL MEETING OF STOCKHOLDERS - OCTOBER 14, 1997

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned stockholder of Northfield Laboratories Inc. hereby appoints
Jack J. Kogut and Carmen Wilcox, and each of them, attorneys and proxies, with full power of substitution, to vote at the Annual Meeting of the stockholders of Northfield Laboratories Inc. to be held on Tuesday, October 14, 1997, at 2:00 P.M., local time, at 1560 Sherman Avenue, Evanston, Illinois 60201-4800, and at any adjournment or postponement thereof, in the name of the undersigned and with the same force and effect as if the undersigned were present and voting such shares, on the following matters and in the following manner.

The shares represented by this proxy will be voted in accordance with the specifications made hereon. If no specification is made, the shares represented by this proxy will be voted by each of the above persons for each of the proposals to be presented at the Annual Meeting and for such other matters as may properly come before the Annual Meeting as the above persons may deem advisable.

  PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                (Continued and to be signed on reverse side.)


                         NORTHFIELD LABORATORIES INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]



The Board of Directors recommends a vote "FOR" each of the listed proposals.

1.  Election of Directors-                  FOR   WITHHOLD   FOR ALL(Except Nominee(s) written below)
    Nominees: Richard E. DeWoskin,          [ ]     [ ]        [ ]
    Steven A. Gould, M.D., Gerald S.
    Moss, M.D., Bruce S. Chelberg
    and Jack Olshansky
                                                                       -------------------------------------------------------------

2.  To approve the appointment of KPMG      FOR   AGAINST     ABSTAIN   3. In their discretion, to act in any other matters which
    Peat Marwick LLP as independent         [ ]     [ ]        [ ]         may properly come before the Annual Meeting and any
    auditors of the Company to serve                                       adjournment or postponement thereof.
    for the Company's 1998 fiscal year.



                                                                                           Dated:_____________________________, 1997


                                                                       Signature(s)_________________________________________________

                                                                       _____________________________________________________________

                                                                       Sign exactly as your name(s) appear hereon.  When signing as attorney, administrator, trustee, guardian or any other
                                                                       representative capacity, please so indicate.

                             FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT!


          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                     USING THE ENCLOSED PREPAID ENVELOPE.